As filed with the Securities and Exchange Commission on March 11, 1997
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TRIANGLE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

         NORTH CAROLINA                                  56-1764546
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification No.)

          4300 GLENWOOD AVENUE                            27612
        RALEIGH, NORTH CAROLINA                        (Zip Code)
(Address of principal executive offices)

================================================================================
             TRIANGLE BANCORP, INC. DIRECTORS FEE COMPENSATION PLAN
                            (Full Title of the Plan)
================================================================================
                      ------------------------------------

                              MICHAEL S. PATTERSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             TRIANGLE BANCORP, INC.
                              4300 GLENWOOD AVENUE
                          RALEIGH, NORTH CAROLINA 27612
                     (Name and address of agent for service)

                                 (919) 881-0455
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                          ALEXANDER M. DONALDSON, ESQ.
                             MOORE & VAN ALLEN, PLLC
                         ONE HANNOVER SQUARE, SUITE 1700
                          RALEIGH, NORTH CAROLINA 27601
                                 (919) 828-4481

                               ------------------


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                         CALCULATION OF REGISTRATION FEE
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                                                                                       Proposed Maximum
Title of Securities to be         Amount to be         Proposed Maximum Offering       Aggregate Offering        Amount of
Registered                       Registered (1)        Price Per Share                 Price (1)                 Registration Fee
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Common Stock                      75,000 shares               Not applicable                 $1,509,375                  $483.00
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(1) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Triangle Bancorp, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K (File Number 0-21346) for the fiscal year ended December 31, 1995;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) The Company's Current Reports on Form 8-K dated January 3, 1996 and January 11, 1996; and

         (d) The description of the Company's Common Stock (the "Common Stock") contained in the Company's Current Report on Form 8-K dated November 27, 1996.

         In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

     Section 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors and officers under either or both a statutory on nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director or officer of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director or officer of the corporation, or is or was serving at the request of such corporation as a director, officer, agent or employee of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including attorneys' fees, incurred in connection with a proceeding; provided that no such indemnification may be granted unless such director or officer (i) conducted himself or herself in good faith, (ii) reasonably believed that (A) any action taken in his or her official capacity with the corporation was in the best interests of the corporation and (B) in all other cases, his or her conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In accordance with Section 55-8-55 of the Business Corporation Act, the determination of whether a director has met the requisite standard of conduct for the type of indemnification set forth above is made by the board of directors, a committee of directors, special legal counsel or the shareholders. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and notwithstanding the conditions of and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation in its articles of incorporation or bylaws or by contract or resolution to indemnify or agree to indemnify any of its directors or officers against liability and expenses, including attorneys' fees, in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interest of the corporation. Pursuant to this nonstatutory scheme, the Company's Bylaws provide for indemnification of the Company's directors, officers, employees and agents.

     Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

     In addition, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify such party. The Company's directors and officers are currently covered by a directors' and officers' insurance policy, which policy indemnifies such persons against certain liabilities arising from acts or omissions in the discharge of their duties. Such insurance policy provides coverage of $5.0 million for liabilities.

ITEM 8.  EXHIBITS

EXHIBIT NO.   DESCRIPTION OF DOCUMENT

  5.1         Opinion of Moore & Van Allen, PLLC.

 23.1 Consent of Coopers & Lybrand L.L.P., independent public accountants.

 23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5.1.).

 24.1         Power of Attorney (included on the signature page).


ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on March 11, 1997.

                                   TRIANGLE BANCORP, INC.


                                   By:  /s/ Michael S. Patterson
                                        Michael S. Patterson
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael S. Patterson, his true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                 TITLE                        DATE


/s/ Michael S. Patterson                           President, Chief Executive                March 11, 1997
------------------------------------------------
                  Michael S. Patterson             Officer and Director (Principal
                                                    Executive Officer)

/s/ Debra L. Lee                                   Chief Financial Officer                   March 11, 1997
------------------------------------------------
                      Debra L. Lee                 (Principal Financial and
                                                   Principal Accounting Officer)

/s/ Carole S. Anders                               Director                                 March 11, 1997
---------------------------------------------
                    Carole S. Anders

/s/                                                Director                                 March 11, 1997
------------------------------------------------
                 Charles H. Ashford, Jr.

/s/ H. Leigh Ballance, Jr.                         Director                                 March 11, 1997
------------------------------------------------
                 H. Leigh Ballance, Jr.

/s/ Edwin B.Borden                                 Director                                 March 11, 1997
------------------------------------------------
                     Edwin B. Borden

/s/ Robert E. Bryan, Jr.                           Director                                  March 11, 1997
------------------------------------------------
                  Robert E. Bryan, Jr.

/s/ David T. Clancy                                Director                                  March 11, 1997
------------------------------------------------
                     David T. Clancy

/s/ N. Leo Daughtry                                Director                                  March 11, 1997
------------------------------------------------
                     N. Leo Daughtry


                                      II-4






/s/ Syd W. Dunn, Jr.                                    Director                     March 11, 1997
--------------------------------------------------
                    Syd W. Dunn, Jr.

/s/ Willie S. Edwards                                  Director                      March 11, 1997
--------------------------------------------------
                    Willie S. Edwards

/s/ James P. Godwin, Sr.                               Director                      March 11, 1997
--------------------------------------------------
                  James P. Godwin, Sr.

/s/ Robert L. Guthrie                                  Director                      March 11, 1997
--------------------------------------------------
                    Robert L. Guthrie

/s/ John B. Harris, Jr.                                Director                      March 11, 1997
--------------------------------------------------
                   John B. Harris, Jr.

/s/ George W. Holt                                     Director                      March 11, 1997
--------------------------------------------------
                     George W. Holt

/s/ Earl Johnson, Jr.                                  Director                      March 11, 1997
--------------------------------------------------
                    Earl Johnson, Jr.

/s/ Edythe P. Lumsden                                  Director                      March 11, 1997
--------------------------------------------------
                    Edythe P. Lumsden

/s/ J. L. Maxwell, Jr.                                 Director                      March 11, 1997
--------------------------------------------------
                   J. L. Maxwell, Jr.

/s/ Wendell H. Murphy                                  Director                      March 11, 1997
--------------------------------------------------
                    Wendell H. Murphy


/s/ Patrick  H.  Pope                                  Director                     March 11, 1997
--------------------------------------------------
                    Patrick H. Pope

/s/ William R. Pope
--------------------------------------------------     Director                     March 11, 1997
                     William R. Pope

/s/ J. Dal Snipes
--------------------------------------------------     Director                     March 11, 1997
                     J. Dal Snipes

/s/ N. Johnson Tilghman
--------------------------------------------------     Director                     March 11, 1997
                   N. Johnson Tilghman

/s/ Sydnor M. White, Jr.
--------------------------------------------------     Director                     March 11, 1997
                  Sydnor M. White, Jr.


--------------------------------------------------     Director                     March 11, 1997
                   J. Blount Williams


                                  EXHIBIT INDEX



                                                                      SEQUENTIAL
EXHIBIT NO.    DESCRIPTION OF DOCUMENT                                  PAGE NO.


  5.1          Opinion of Moore & Van Allen, PLLC.

 23.1 Consent of Coopers & Lybrand L.L.P., independent public accountants.

 23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5.1.).

 24.1          Power of Attorney (included on the signature page).